EXHIBIT 3.4

SECOND AMENDED AND RESTATED

CODE OF REGULATIONS

OF

GLOBAL ENERGY, INC.

ARTICLE I.

Offices

The principal office of Global Energy, Inc. (hereinafter referred to as the “Corporation”) shall be located in the City of Cincinnati, County of Hamilton, State of Ohio. The Corporation may establish or discontinue, from time to time, such other offices and places of business within or without the State of Ohio as may be deemed proper for the conduct of the Corporation’s business.

ARTICLE II.

Meetings of Shareholders

Section 1. Annual Meetings.

The annual meeting of the shareholders of the Corporation shall be held on such date and at such time as the Board of Directors may from time to time fix or, if the Board of Directors fails to fix a date and time for the meeting in any year, at 10:00 a.m. on the second Wednesday in December of each year, if not a legal holiday, but if a legal holiday, then on the day following. In the event that an annual meeting is omitted by oversight or otherwise, the directors shall cause a meeting in lieu thereof to be held and any business transacted or elections held at such meeting shall be as valid as if transacted or held at an annual meeting. Such subsequent meeting shall be called in the same manner as provided for a special shareholders meeting.

Section 2. Special Meetings.

Except as otherwise provided by law, special meetings of the shareholders may be called by the Chairman of the Board, if any, or by the President, or, in case of the President’s absence, death, or disability, the Vice-President, if any, authorized to exercise the authority of the President, or by a majority of the directors acting with or without a meeting, or by the holders of at least fifty percent (50%) of all shares outstanding and entitled to vote thereat. Upon delivery to the President or Secretary of a request in writing for a shareholder’s meeting by any persons entitled to call such meeting, it shall be the duty of the officer to whom the request is delivered to give notice to the shareholders of such meeting. Calls for special meetings shall specify the time, place, and purpose or purposes thereof, and no business other than that specified in the call therefor shall be considered at any such meetings. The date for such meeting shall be at least twelve (12) and not more than sixty-five (65) days after delivery of the request. If, upon such a request, such officer does not within five (5) days call the meeting, the persons making such request may call it by giving notice as provided in Article II, Section 4 or by causing it to be given by any designated representative.

Section 3. Place of Meetings.

The meetings of shareholders shall be held in Cincinnati, Ohio, Washington, D.C., or at such place within or without the State of Ohio or worldwide as may be designated in the notice of the meeting. If no designation is made, the place of meeting shall be the principal office of the Corporation.

Section 4. Notice of Meetings.

A written notice of all shareholders meetings, stating the time and place, and in case of special meetings, the purposes thereof, shall be given to each shareholder entitled to vote at such meeting, by mailing same to each shareholder’s address as the same appears on the records of the Corporation or of its Transfer Agent, or Agents, no more than sixty (60) days and at least seven (7) days before any such meeting; provided, however, that no failure or irregularity of notice of any annual meeting shall invalidate the same or any proceeding thereat. All notices with respect to any shares to which persons are jointly entitled may be given to that one of such persons who is named first upon the books of the Corporation and notice so given shall be sufficient notice to all of the holders of such shares.

Section 5. Waiver of Notice.

Any shareholder may waive notice of any meeting by written statement signed before or after the holding of the meeting. The attendance of a shareholder at a meeting shall constitute a waiver of notice of such meeting except where a shareholder attends for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

Section 6. Quorum.

A majority in number of the shares authorized, issued, and outstanding, represented by the holders of record thereof, in person or by proxy, shall be requisite to constitute a quorum at any meeting of shareholders, but less than such majority may adjourn the meeting of shareholders from time to time and, at any such meeting to which adjournment is made, any business may be transacted which might have been transacted if the meeting had been as originally called.

Section 7. Organization.

At each shareholders’ meeting, the Chairman of the Board, if any, or in the Chairman of the Board’s absence, the President, or in the absence of both of them, a chairman chosen by a majority in voting power of the shareholders present in person or by proxy and entitled to vote, shall act as chairman, and the Secretary of the Corporation, or, in the Secretary’s absence, any Assistant Secretary, or, in the absence of all of them, any persons whom the chairman of the meeting appoints, shall act as secretary of the meeting.

Section 8. Order of Business.

(a) The order of business at all meetings of shareholders shall be as determined by the Chairman of the Board or if there is no Chairman of the Board, by the President, or in the absence of such officer, by the vote of the holders of a majority of the voting power of the Corporation present in person or by proxy and entitled to vote on any matter that is to be voted on.

(b) At an annual meeting of the shareholders, only such business as is properly brought before the meeting will be considered. To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement to that notice) given in accordance with Article II, Section 4, (ii) brought before the meeting by the presiding officer or by or at the direction of the Board of Directors, or (iii) properly requested by a shareholder to be brought before the meeting in accordance with Article II, Section 8(c).

(c) For business to be properly requested by a shareholder to be brought before an annual meeting of the shareholders, the shareholder must (i) be a shareholder of record of the Corporation at the time of the giving of the notice of the annual meeting and at the time of the annual meeting, (ii) be entitled to vote at the annual meeting, and (iii) have given timely written notice of the business to the Secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive office of the Corporation not later than the close of business on the ninetieth (90th) calendar day, and not earlier than the opening of business on the one hundred twentieth (120th) calendar day, prior to the annual meeting; except that, if the first public announcement of the date of the annual meeting is not made at least one hundred (100) days prior to the date of the annual meeting, notice by the shareholder will be timely if it is delivered or received not later than the close of business on the tenth (10th) calendar day after the first public announcement of the date of the annual meeting. A shareholder’s notice must set forth, as to each matter the shareholder proposes to bring before the annual meeting, (i) a description in reasonable detail of the business proposed to be brought before the meeting, (ii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares that are owned of record and beneficially by the shareholder and by any such beneficial owner, and (iv) any material interest that the shareholder or any such beneficial owner may have in the business. This Article II, Section 8(c) will not affect any rights that the shareholder may have under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, to request the inclusion of proposals in the Corporation’s proxy statement.

(d) At a special meeting of the shareholders, only such business as is properly brought before the meeting will be conducted. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement to that notice) given in accordance with Article II, Sections 2 or 4, or (ii) brought before the meeting by the presiding officer or by or at the direction of the Board of Directors.

(e) The determination of whether any business sought to be brought before any annual meeting or special meeting of the shareholders is properly brought in accordance with this Article II, Section 8 will be made by the presiding officer of the meeting. If the presiding officer determines that any business is not properly brought before the meeting, the presiding officer will so declare to the meeting and the business will not be considered or acted upon.

Section 9. Voting.

When a quorum is present at any meeting, a majority vote of each class of shares of the Corporation entitled to vote thereat, present in person or by proxy, shall decide any question properly brought before such meeting, unless the question is one upon which, by express provision of law, the Articles of Incorporation or these Regulations, a different vote is required. In that case, the vote required by the express provision for approval shall apply to, and the question shall be decided by the specified vote of, each class of shares of the Corporation entitled to vote thereat. Unless the express terms of any class of shares provide otherwise, each shareholder shall have one vote for each share registered in the name of such shareholder in the share records of the Corporation.

Section 10. Proxies.

Any person who is entitled to attend a meeting of shareholders, to vote at a meeting, or to execute consents, waivers, or releases, may instead exercise these rights by proxy. A proxy must be appointed in a writing signed by the shareholder. No appointment of a proxy is valid after the expiration of eleven (11) months after it is made, unless the writing specifies the date on which it is to expire or the length of time it is to continue in force. Every appointment of a proxy shall be revocable at will, unless the appointment is coupled with an interest.

The person appointing a proxy may revoke a revocable appointment by a later appointment received by the Corporation or by giving notice of revocation to the Corporation in writing or in open meeting, provided that a revocation will not affect any vote previously taken. The presence at a meeting of the person appointing a proxy does not revoke the appointment. A revocable appointment of proxy is not revoked by the death or incompetency of the maker unless, before the vote is taken or the authority granted is otherwise exercised, written notice of such a death or incompetency is received by the Corporation from the executor or administrator of the estate of such maker or from the fiduciary having control of the shares in respect of which the proxy was appointed.

Section 11. Inspectors of Elections.

The Board of Directors, in advance of any meeting of shareholders, may appoint inspectors to act at such meeting or any adjournment. If inspectors are not so appointed, the presiding officer of any such meeting may, and on the request of any shareholder or the shareholder’s proxy shall, make such appointment. In case any person appointed as inspector fails to appear or to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting, or at the meeting by the presiding officer. If there are three (3) or more inspectors, the decision, act, or certificate of a majority of them shall be effective in all respects as to the decision, act, or certificate of all.

The inspectors shall determine the number of shares outstanding, the voting rights with respect to each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; receive votes, ballots, consents, waivers or releases;

hear and determine all challenges and questions arising in connection with the vote; count and tabulate all votes, consents, waivers, and releases; determine and announce the result; and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request, the inspectors shall make a report in writing of any challenge, question, or matter determined by them and execute a certificate of any fact found by them.

Section 12. Fixing Record Date.

The Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversions or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of any such meeting, or to vote at any such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to shares on the books of the Corporation after such record date. The shareholders of record on any such date shall be determined as of the close of business on that date.

Section 13. List of Shareholders at Meetings.

Upon request of any shareholder at any meeting of shareholders there shall be produced at such meeting an alphabetically arranged list, or classified lists, of the shareholders of record as of the applicable record date who are entitled to vote, showing their respective addressees and the number and classes of shares held by each.

Section 14. Action in Writing in Lieu of Meeting.

Any action which may be taken at a meeting of the shareholders by virtue of any provision of the laws of Ohio, the Articles of Incorporation, or these Regulations, may be taken without a meeting if authorized by a writing signed by all the holders of shares who would be entitled to notice of a meeting called for the purpose of taking such action.

ARTICLE III.

Directors

Section 1. General Powers of Board.

The powers of the Corporation shall be exercised, its business and affairs shall be conducted, and its property shall be controlled by the Board of Directors except as otherwise provided by the laws of Ohio, the Articles of Incorporation, or these Regulations.

Section 2. Number and Qualifications.

The number of directors, none of whom need be shareholders of the Corporation, may be fixed or changed by the affirmative vote of a majority of shareholders represented and entitled to vote at any meeting of the shareholders called for the purpose of electing directors at which a quorum is present. At all times, however, the number of directors shall not be less than three (3) members except that when all shares of the Corporation are owned of record by one (1) or two

(2) shareholders, the number of directors may be less than three (3) but not less than the number of shareholders. No reduction in the number of directors shall have the effect of shortening the term of any incumbent director.

Section 3. Compensation.

Each director shall be entitled to reimbursement for expenses incurred in attending meetings or otherwise incurred in connection with such director’s attention to the business of the Corporation. Each director, for the services as a director and as a member of any committee of the Board of Directors, shall also be entitled to receive such compensation as the Board shall from time to time fix. No director shall be precluded from serving the Corporation as an officer or in any other capacity, or from receiving compensation therefor.

Section 4. Election of Directors.

The election of directors shall take place at the annual meeting of shareholders or at a special meeting called for that purpose. At each meeting of the shareholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes shall be elected as the directors.

Section 5. Nomination of Candidates for Election as Directors.

(a) At a meeting of the shareholders at which directors are to be elected, only persons properly nominated as candidates will be eligible for election as directors. Candidates may be properly nominated either (i) by the Board of Directors or (ii) by any shareholder in accordance with Article III, Section 5(b).

(b) For a shareholder properly to nominate a candidate for election as a Director at a meeting of shareholders, the shareholder must (i) be a shareholder of record of the Corporation at the time of the giving of the notice of the meeting and at the time of the meeting, (ii) be entitled to vote at the meeting in the election of directors, and (iii) have given timely written notice of the nomination to the Secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive office of the Corporation not later than the close of business on the ninetieth (90th) calendar day, and not earlier than the opening of business on the one hundred twentieth (120th) calendar day, prior to the meeting; except that, if the first public announcement of the date of the meeting is not made at least one hundred (100) days prior to the date of the meeting, notice by the shareholder will be timely if it is delivered or received not later than the close of business on the tenth (10th) calendar day after the first public announcement of the date of the meeting. A shareholder’s notice must set forth, as to each candidate, all of the information about the candidate required to be disclosed in a proxy statement complying with the rules of the Securities and Exchange Commission used in connection with the solicitation of proxies for the election of the candidate as a director. If the presiding officer at the meeting determines that one or more of the candidates has not been nominated in accordance with these procedures, the presiding officer will so declare at the meeting and the candidates will not be considered or voted upon at the meeting.

Section 6. Term of Office.

Directors shall hold office until the next annual meeting of shareholders and shall continue in office until their respective successors are elected and qualified or until their earlier resignation, removal, or death.

Section 7. Resignations.

Any director may resign by giving written notice to the President or the Secretary of the Corporation. A resignation from the Board of Directors shall be deemed to take effect upon its receipt by the Secretary of the Corporation, unless some other time is specified therein. Unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

Section 8. Vacancies.

In case of any vacancy in the Board of Directors, through death, resignation, removal, disqualification, or other cause deemed sufficient by the Board, the remaining directors, though less than a majority of the whole Board, by affirmative vote of a majority of those present at any duly convened meeting, may elect a successor to hold office for the unexpired portion of the term of the director whose place shall be vacant and until the election and qualification of a successor.

Section 9. Bylaws, Etc.

The Board of Directors may adopt a Code of Bylaws to govern the transaction of its business; the manner of calling and the places and manner of holding its meetings; and any other matters which it determines to include therein; but no provisions thereof may conflict with any provisions of these Regulations.

Section 10. Quorum and Manner of Acting.

A majority of the whole authorized number of directors is necessary to constitute a quorum for a meeting of the Board of Directors, except that a majority of the directors in office constitutes a quorum for filling a vacancy in the Board of Directors. An act of a majority of the directors present at a meeting at which a quorum is present is an act of the Board of Directors. The directors shall act only as a board. Individual directors shall have no power as such.

Section 11. Removal.

Unless otherwise agreed in writing, all of the directors or any individual director may be removed from office, without assigning any cause, at a meeting called for that purpose, by the vote of the holders of shares which are a majority of the voting power entitling them to elect directors in place of those to be removed. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director removed shall create a vacancy in the Board but shall not affect the validity of any action taken by the Board.

Section 12. Regular Meetings.

Regular meetings of the Board of Directors shall be held periodically on such dates as the Board may designate.

Section 13. Special Meetings.

Special meetings of the Board of Directors shall be called by the Secretary and held at the request of the Chairman of the Board, the President, a majority of the directors, or the sole director if there is only one director.

Section 14. Notice of Meetings.

The Secretary shall give notice of each meeting of the Board of Directors, whether regular or special, to each member of the Board. Any director may waive notice of any meeting by written statement signed before or after the holding of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting except where a director withdraws such waiver by stating at the meeting that such director does not consent to the holding thereof.

Section 15. Place of Meetings.

The Board of Directors may hold its meetings in Cincinnati, Ohio, Washington, D.C., or at such place within or without the State of Ohio or worldwide as the Board may, from time to time, determine.

Section 16. Telephonic Meetings.

Meetings of the directors may be held by means of any communications equipment, and if all persons participating can hear each other, participation in a meeting in such manner shall constitute presence at such meeting.

Section 17. Action of Directors Without Meeting.

Any action which may be authorized or taken at a meeting of the directors of the Corporation or any committee thereof may be authorized without a meeting by the unanimous written consent of such directors or such committee members pursuant to Section 1701.54 of the Ohio Revised Code.

Section 18. Committees.

The Board of Directors may from time to time by resolution adopted by affirmative vote of a majority of the whole Board of Directors appoint committees of the Board of Directors which shall have such members, powers, and duties as the Board of Directors may properly determine.

ARTICLE IV.

Officers

Section 1. Number and Titles.

The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and, if desired, a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, one or more Vice-Presidents, Assistant Vice-Presidents, Assistant Secretaries, Assistant Treasurers, and such other officers and agents of the Corporation as the Board of Directors may from time to time determine. If more than one Vice-President is appointed, the Board shall designate which Vice-President shall perform the duties of the President in the absence of the President as provided in this Article IV. The same person may hold more than one office, other than that of President and Vice-President, or Secretary and Assistant Secretary, or Treasurer and Assistant Treasurer. Provided, however, that this Article IV shall not be deemed to create any contract rights in such offices.

Section 2. Election, Terms of Office, Qualifications, and Compensation.

At the first meeting of the Board of Directors in each year (at which a quorum shall be present) following the annual meeting of the shareholders, or at any special meeting provided in Article III, the Board of Directors shall elect officers of the Corporation and designate and appoint such subordinate officers, agents, and employees as it shall determine. New or additional officers may be elected at any meeting of the Board. The officers shall be elected by the Board of Directors and shall hold office for one year and until their successors are elected and qualified. Only the Chairman of the Board need be a member of the Board of Directors and no officer need be a shareholder of the Corporation. The Board of Directors shall fix the compensation of each officer, if any, or delegate such authority to other officers or employees of the Corporation as it deems appropriate.

Section 3. Removal.

Any officer, agent, or employee elected or appointed by the Board of Directors may be removed at any time, with or without cause, upon vote of the majority of the whole Board of Directors without prejudice to the contract rights of such officer.

Section 4. Vacancy.

A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board of Directors for the unexpired term. In case of the absence of any officer of the Corporation, or for any other reason which the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties of such officer to any other officer or to any director, provided a majority of the whole Board of Directors concur therein.

Section 5. The President.

If and while there is no incumbent of the office of Chairman of the Board, and during the absence or disability of the Chairman of the Board, the President shall have the duties and authority specified below in Article IV, Section 10. The President shall also perform all duties incident to the office of the President, and, specifically and without limiting the generality of the foregoing, may:

(a) Superintend and manage the business of the Corporation;

(b) Coordinate and supervise the work of the officers, except the Chairman of the Board;

(c) Employ, work, direct, fix the compensation of, discipline, and discharge the Corporation’s personnel;

(d) Employ agents, professional advisers, and consultants;

(e) Sign certificates for shares in the Corporation as provided in Section 1701.24 of the Ohio Revised Code;

(f) Sign, execute, and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts, and other instruments when the President has such authority as provided in these Regulations, when the President is specifically authorized by the Board of Directors, or when the President is required or it is deemed necessary or advisable by the President in furtherance of the Corporation’s normal business, except the President shall not be authorized to make any such signing or execution in any case where the signing and execution thereof shall expressly be delegated by these Regulations or by the Board to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed by some other officer or agent;

(g) Cause the seal of the Corporation, if any, to be fixed to any instrument;

(h) In the name of the Corporation, purchase, sell, lease, or encumber real estate or enter into, alter, or modify the terms of any lease or other contract concerning real estate;

(i) Enter into any mortgage, pledge, security agreement, or deed of trust of, or sale or transfer of, any assets of the Corporation;

(j) In the name of the Corporation, make investments;

(k) Form, acquire, dissolve, sell, or participate in whatever form in any interest in any other enterprise, including any joint venture or similar arrangement;

(l) In the name of the Corporation, borrow money or guarantee the obligations of any other person;

(m) In the name of the Corporation, give credit to any customer;

(n) License, sublease, or make any other transfer of any rights to any other person to use any patent, trademark, tradename, copyright, or know-how of the Corporation;

(o) Enter into any contract that binds the Corporation;

(p) Acquire in the name of the Corporation the assets or shares of capital stock of another Corporation or entity;

(q) Make capital expenditures in the name of the Corporation;

(r) Enter any loan or extension of credit by or to the Corporation to or from any other corporation, entity, or individual; and

(s) Perform such duties as from time to time may be assigned to the President by the Board of Directors.

Section 6. Vice Presidents.

The Vice Presidents shall perform such duties as may be assigned to them, individually or collectively, by the Board of Directors or by the President. In the absence or disability of the President, one or more of the Vice Presidents may perform such duties of the President as the President or the Board of Directors may designate.

Section 7. Treasurer.

The Treasurer shall have the custody of the funds and securities of the Corporation which may come into the Treasurer’s hands and shall do with the same as may be ordered by the Board of Directors. When necessary or proper, the Treasurer may endorse on behalf of the Corporation for collection of checks, notes, and other similar instruments. The Treasurer shall deposit the funds of the Corporation to its credit in such banks and depositories as the Board of Directors may, from time to time, designate. The Treasurer shall submit to the annual meeting of the shareholders a statement of the financial condition of the Corporation, and whenever required by the Board of Directors, shall make and render a statement of its accounts and such other statements as may be required. The Treasurer shall keep in the books of the Corporation full and accurate accounts of all moneys received and paid by the Treasurer for account of the Corporation.

Section 8. Assistant Treasurers.

The Assistant Treasurers shall perform such duties as from time to time may be assigned to them, individually or collectively by the Board of Directors, by the President, or by the Treasurer; in the absence or disability of the Treasurer, one or more of the Assistant Treasurers may perform such duties as the Treasurer, the President, or the Board may designate.

Section 9. Secretary.

The Secretary shall: (1) keep the minutes of the shareholders and of the Board of Directors meetings in one or more books provided for that purpose; (2) see that all notices are duly given in accordance with the provisions of these Regulations or as required by law; (3) be custodian of the corporate records and take charge of the seal of the Corporation, if any; (4) keep a register of the post office addresses of each shareholder which shall be furnished to the Secretary by such shareholder; (5) have general charge of the stock transfer books of the Corporation; and (6) in general perform all duties incident to the office of Secretary.

Section 10. Chairman of the Board.

The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors. The Chairman of the Board shall have such other powers and duties as the Board of Directors shall assign to the Chairman of the Board from time to time.

Section 11. Bonds.

If the Board of Directors shall so require, any officer or agent of the Corporation shall give bond to the Corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of such officer’s or agent’s duties.

Section 12. Additional Powers and Duties.

In addition to the foregoing especially enumerated duties and powers, the several officers of the Corporation shall perform such other duties and exercise such further powers as the Board of Directors may, from time to time, determine or as may be assigned to them by any superior officer.

ARTICLE V.

Limitation of Liability; Indemnification

Section 1. Limitation of Liability.

(a) No person shall be found to have violated any duties to the Corporation as a director of the Corporation in any action brought against the person (including actions involving or affecting any of the following: (i) a change or potential change in control of the Corporation; (ii) a termination or potential termination of the person’s service to the Corporation as a director; or (iii) the person’s service in any other position or relationship with the Corporation), unless it is proved by clear and convincing evidence that the person did not act in good faith, in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, or with the care that an ordinarily prudent person in a like position would use under similar circumstances.

(b) In performing any duties to the Corporation as a director, the director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, that are prepared or presented by: (i) one or more directors, officers, or employees of the Corporation who the director reasonably believes are reliable and competent in the matters prepared or presented; (ii) counsel, public accountants, or other persons as to matters that the director reasonably believes are within the person’s professional or expert competence; or (iii) a committee of the directors upon which the director does not serve, duly established in accordance with the provisions of these Regulations, as to matters within its designated authority, which committee the director reasonably believes to merit confidence. A director shall not be considered to be acting in good faith if the director has knowledge concerning the matter in question that would cause reliance on information, opinions, reports, or statements that are prepared by the foregoing persons to be unwarranted.

(c) In determining what a director reasonably believes to be in the best interests of the Corporation, the director shall consider the interests of the shareholders and, in the director’s discretion, may consider any of the following: (i) the interests of the Corporation’s employees, suppliers, creditors, and customers; (ii) the economy of the state and nation; (iii) community and societal considerations; and (iv) the long-term as well as short-term interests of the Corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the Corporation.

(d) A director shall be liable in damages for any action the director takes or fails to take as a director only if it is proved by clear and convincing evidence in a court of competent jurisdiction that the action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation. Notwithstanding the foregoing, nothing contained in this paragraph (d) affects the liability of directors under Section 1701.95 of the Ohio Revised Code or limits relief available under Section 1701.60 of the Ohio Revised Code.

Section 2. Third Party Action Indemnification.

The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, the person had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, the person had reasonable cause to believe that the conduct was unlawful.

Section 3. Derivative Action Indemnification.

The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the

Corporation to procure a judgment in its favor, by reason of the fact that the person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any of the following:

(a) any claim, issue, or matter as to which the person is adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the Corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper; or

(b) any action or suit in which the only liability asserted against the director is pursuant to Section 1701.95 of the Ohio Revised Code.

Section 4. Success on Merits.

To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 2 or 3 of this Article V, or in defense of any claim, issue, or matter therein, the person shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by the person in connection with the action, suit, or proceeding.

Section 5. Authorization of Indemnification.

Any indemnification under Section 2 or 3 of this Article V, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 2 or 3 of this Article V. Such determination shall be made in any of the following manners:

(a) by a majority vote of a quorum consisting of directors of the Corporation who were not and are not parties to or threatened with any such action, suit, or proceeding;

(b) if the quorum described in subparagraph (a) of this Section 5 is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation or any person to be indemnified within the past five (5) years;

(c) by the shareholders; or

(d) by the court of common pleas or the court in which the action, suit, or proceeding was brought.

Any determination made by the disinterested directors under subparagraph (a) of this Section 5 or by independent legal counsel under subparagraph (b) of this Section 5 shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the Corporation under Section 3 of this Article V, and, within ten (10) days after receipt of the notification, the person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

Section 6. Payment of Expenses in Advance.

(a) Unless the only liability asserted against a director in an action, suit, or proceeding referred to in Section 2 or 3 of this Article V is pursuant to Section 1701.95 of the Ohio Revised Code, expenses, including attorney’s fees, incurred by the director in defending the action, suit, or proceeding shall be paid by the Corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which the director agrees to do both of the following:

(i) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that the director’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation; and

(ii) reasonably cooperate with the Corporation concerning the action, suit, or proceeding.

(b) Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in Section 2 or 3 of this Article V may be paid by the Corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that the person is not entitled to be indemnified by the Corporation.

Section 7. Nonexclusivity.

The indemnification authorized by this Article V shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the Articles of Incorporation or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacity and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 8. Insurance.

The Corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the Corporation would have the power to indemnify the person against such liability under this Article V. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

Section 9. No Limitation.

The authority of the Corporation to indemnify persons pursuant to Sections 2 and 3 of this Article V does not limit the payment of expenses as they are incurred, indemnification insurance, or other protection that may be provided pursuant to Sections 6, 7, and 8 of this Article V. Sections 2 and 3 of this Article V do not create any obligation to repay or return payments made by the Corporation pursuant to Sections 6, 7, and 8 of this Article V.

Section 10. References.

As used in Sections 2 through 9 of this Article V, references to the Corporation include all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, trustee, officer, employee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under these sections with respect to the new or surviving corporation as such person would if such person had served the new or surviving corporation in the same capacity.

ARTICLE VI.

Shares

Section 1. Regulation.

Subject to the terms of any contract of the Corporation, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificated shares of the Corporation, including the issue of new certificates for lost, stolen, or destroyed certificates, and including the appointment of transfer agents and registrars.

Section 2. Uncertificated Shares of Stock; Stock Certificates.

To the extent permitted by applicable law and unless otherwise provided by the Corporation’s Articles of Incorporation, the Board of Directors may provide by resolution that some or all of any or all classes and series of shares of capital stock in the Corporation shall be issued in uncertificated form pursuant to customary arrangements for issuing shares in such uncertificated form. Any such resolution shall not apply to shares then represented by a certificate until such certificate is surrendered to the Corporation, nor shall such a resolution apply to a certificated share issued in exchange for an uncertificated share. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner of the shares a written notice containing the information required to be set forth or stated on certificates pursuant to applicable law. Notwithstanding the foregoing, upon the written request of a holder of shares of the Corporation delivered to the Secretary of the Corporation, such holder is entitled to receive one or more certificates representing the shares of stock of the Corporation held by such holder. Any such certificate shall be signed by the Chairman of the Board, the President, or a Vice President and the Secretary, Treasurer, or an Assistant Secretary, and sealed with the seal, if any, of the Corporation. Such signatures and/or seal may be a facsimile, engraved, or printed. In case any such officer who has signed any such certificate shall have ceased to be such officer before such certificate is delivered by the Corporation, it may nevertheless be issued and delivered by the Corporation with the same effect as if such officer had not ceased to be such at the date of its delivery. Any certificate representing the stock of the Corporation shall be in such form as shall be approved by the Board of Directors and shall conform to the requirements of the laws of the State of Ohio.

Section 3. Transfer of Stock.

Transfers of uncertificated shares of stock shall be made on the books of the Corporation only by the holder thereof in person or by attorney upon presentment of proper evidence of succession, assignation, or authority to transfer in accordance with customary procedures for transferring shares in uncertificated form. Transfers of certificated shares of stock shall be made on the books of the Corporation only by the person named in the certificate, or by an attorney lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificates for a like number of shares of the same class or series of stock, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require. No transfer of stock shall be valid until such transfer shall have been made upon the books of the Corporation.

Section 4. New Shareholders.

In the event that shares are sold, assigned, transferred, conveyed, or bequeathed to or for the benefit of any person not already a shareholder, the provisions of the Articles of Incorporation, these Regulations, and any agreement among the holders of such shares shall be binding upon the new shareholder. Any such new shareholder shall take the shares subject to the terms of the Articles of Incorporation, these Regulations, and, if there is any agreement among the holders of such shares or among such holders and the Corporation, subject to the terms of such agreement. Ownership of any shares may not be transferred to, or acquired by, any person until after such person has signed and delivered to each of the other shareholders of the Corporation a counterpart to any agreement among the holders of such shares.

Section 5. Lost Certificates.

The Board of Directors may order a new certificate or certificates of shares to be issued in place of any certificate or certificates alleged to have been lost, mutilated, or destroyed, but the Board of Directors may require that the owner of the lost certificate or certificates shall first cause to be given to the Corporation a bond with surety or sureties satisfactory to the Corporation in such sum as the Board of Directors may in its discretion deem sufficient as indemnity against any loss or liability that the Corporation may incur by reason of the issuance of such new certificates; but the Board of Directors may, in its discretion, refuse to issue such new certificates save upon the order of some court having jurisdiction in such matters.

Section 6. Closing of Transfer Books.

The share transfer books of the Corporation may be closed by order of the Board of Directors for a period not exceeding sixty (60) days prior to any meeting of the shareholders and for a period not exceeding sixty (60) days prior to the payment of any dividend. The times during which the books may be closed shall, from time to time, be fixed by the Board of Directors.

ARTICLE VII.

Corporate Records

Section 1. Minutes.

The Corporation shall keep at its principal place of business a book of minutes of all proceedings of its Board of Directors, of committees of the Board of Directors, and of its shareholders. The minutes shall set forth the time and place of each meeting, whether annual or special, and if special, how authorized, the notice given, the names of those present at each Board of Directors meeting, the number of shares or members present or represented at each shareholders’ meeting, and the proceedings of each meeting.

Section 2. Books of Account.

The Corporation shall keep and maintain at its principal place of business adequate and correct accounts of its properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares.

Section 3. Share Register.

The Corporation shall keep at its principal place of business or at the office of its Transfer Agent a share register showing the names of the shareholders listed alphabetically, their addresses, and the number and classes of shares issued or transferred of record to or by them from time to time.

Section 4. Inspection.

The corporate records consist of its Articles of Incorporation, Regulations, minutes, books of account, share register, and voting trust arrangements, if any, on file with the Corporation. At all times during business hours, any member of the Board of Directors may inspect the corporate records. Upon written demand stating the specific purpose of the inspection, any shareholder of the Corporation shall have the right to inspect the corporate records for any reasonable and proper purpose. The shareholder may examine the corporate records in person or by agent or attorney and may make copies of them.

Section 5. Annual Financial Statements.

At the annual meeting of shareholders, or at the meeting held in its place, the Corporation shall submit to the shareholders an annual financial statement complying with Section 1701.38 of the Ohio Revised Code. Within sixty (60) days after notice is given of the annual meeting or the meeting held in its place, any shareholder may make a written request for a copy of the annual financial statement. The Corporation, not later than the fifth (5th) day after receiving the request or the fifth (5th) day before the meeting, whichever is later, shall mail to the shareholder a copy of the financial statement to be given to the shareholders at the meeting.

ARTICLE VIII.

Dividends, Surplus, Etc.

Subject to the provisions of the Articles of Incorporation and of these Regulations, and to the extent and as permitted by Section 1701.33 of the Ohio Revised Code or any future statute of like tenor or effect, the Board of Directors may declare dividends upon the shares of the Corporation whenever and in such amounts as the Articles of Incorporation may provide, or as in the Board’s opinion, the condition of the affairs of the Corporation render advisable. The Board of Directors at any time may cause the Corporation to purchase or acquire any of its shares in accordance with law, or any of its bonds, debentures, notes, scrip, or other securities or evidence of indebtedness. Except as otherwise provided in the Articles of Incorporation, the Board of Directors shall not, however, declare dividends or purchase or acquire any shares of the Corporation unless such dividend or purchase or acquisition will not breach any contract or covenant of the Corporation, and it is reasonably believed that, after such dividend or purchase or acquisition, the Corporation will be able to pay its obligations as they become due in the usual course of its affairs, and such dividend or purchase or acquisition will not cause the assets of the Corporation to be less than its liabilities plus stated capital. From time to time, the Board may set aside from or create against annual net profits or assets in excess of the Corporation’s liabilities plus stated capital, such sum or sums as the Board may deem proper, as reserves to meet contingencies, or for equalizing dividends, or for the purpose of maintaining or increasing the property or business of the Corporation. All net profits and assets in excess of liabilities plus stated capital, until actually declared in dividends or used and applied for the purpose set out in this Article VIII, shall be deemed to have been so set aside by the Board of Directors for one or more of said purposes.

ARTICLE IX.

Seal

The Board of Directors may provide for a corporate seal which shall be circular in form and contain such legend as the Board of Directors shall determine, consistent with the laws of Ohio. In the absence of such provision by the Board of Directors, the Corporation shall not have a seal.

ARTICLE X.

Amendments

Section 1. Ordinary Amendments.

These regulations may be adopted, amended, or repealed by the affirmative vote of a majority of the shares empowered to vote thereon at any meeting called and held for that purpose, notice of which meeting has been given pursuant to law, or without a meeting by the written assent of the holders of shares entitling them to exercise two-thirds of the voting power on such proposal.

Section 2. Emergency Regulations.

The Board of Directors may adopt emergency regulations in accordance with Section 1701.11 of the Ohio Revised Code.